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                                    EXHIBIT 1

                   AMENDED AND RESTATED JOINT FILING AGREEMENT

                 In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common stock without par value, stated value $.30 per combined share (the "Shares"), of (i) Blue Ridge Real Estate Company and (ii) Big Boulder Corporation, both Pennsylvania corporations, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 27st day of October 1997.


                                             KC HOLDINGS, INC.

                                             By:/s/ Milton Cooper
                                                ------------------------
                                                Name: Milton Cooper
                                                Title: President

                                             KIMCO REALTY SERVICES, INC.

                                             By:/s/ Milton Cooper
                                                ------------------------
                                                Name: Milton Cooper
                                                Title: President

                                                /s/ Milton Cooper
                                                ------------------------
                                                MILTON COOPER